Exhibit 10.12

STERLING CHECK CORP.

2021 OMNIBUS INCENTIVE PLAN

(Effective August 4, 2021)

1.	Purpose.

The purpose of the Plan is to assist the Company to attract, retain, and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will increase participants’ interests in the welfare of the Company and its Subsidiaries and align those interests with those of the stockholders of the Company and its Subsidiaries.

2.	Definitions.

For purposes of the Plan:

2.1 “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

2.2 “Award” means, individually or collectively, any grant of Options, Restricted Stock, RSUs, Stock Appreciation Rights, Performance Awards, Cash-Based Awards, or Other Share-Based Awards under the Plan.

2.3 “Award Agreement” means a written or electronic agreement, contract, or other instrument or document evidencing any Award, as the same may be amended from time to time in accordance with its terms and the terms of the Plan.

2.4 “Base Price” has the meaning ascribed to such term in Section 5.2(d).

2.5 “Beneficiary” has the meaning ascribed to such term in Section 6.2(d).

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means a contractual right granted to an Eligible Individual to receive a cash payment at the time or times, and subject to such conditions, as set forth in an Award granted pursuant to Section 5.7.

2.8 “Cause” is defined as follows: (a) if a Participant is a party to an employment, consulting, or severance agreement with the Company or one of its Subsidiaries in which “Cause” is defined, “Cause” has the meaning ascribed to it in such employment, consulting, or severance agreement, or (b) if a Participant is not party to an employment, consulting, or severance agreement with any member of the Company Group in which “Cause” is defined, “Cause” means (i) any act of theft, dishonesty, embezzlement or misappropriation against any member of the Company Group, (ii) any commission or conviction of, or guilty plea or plea of nolo contendere to, any felony or other crime involving moral turpitude, fraud or dishonesty, (iii) any failure to (A) substantially perform the duties of the Participant’s consulting agreement or the Participant’s terms of employment, as the case may be, or (B) cure any noncompliance, within thirty (30) days’ written notice of such noncompliance, with any material directive of the Board or any executive officer or with any established policy or procedure of any member of the Company Group, as applicable to the Participant, or (iv) any act or omission constituting willful or material breach of a fiduciary obligation or any malfeasance, negligence, incompetence or willful or gross misconduct relating to the business of the Company Group or the performance of the Participant’s duties of employment or service, in the case of clauses (i), (ii), (iii) and (iv), as determined by the Board in good faith. If, within sixty (60) days following a Participant’s termination of employment, the Company first discovers facts that would have established “Cause” for termination, and those facts were not known by the Company at the time of the termination, then the Board may provide the Participant with written notice, including the facts establishing that the purported “Cause” was not known at the time of the termination, in which case the Participant’s termination of employment will be considered a termination for “Cause.”

2.9 “Change in Capitalization” means any increase or decrease in the number or kind of Shares, any change (including, but not limited to, in the case of a spin-off, dividend, or other distribution in respect of Shares, a change in value) in the Shares, or any exchange of Shares for a different number or kind of shares or other securities of the Company or another entity, in each case by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, extraordinary or non-recurring cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure, any similar corporate event or transaction, or any other transaction that is an “equity restructuring” within the meaning of ASC Topic 718.

2.10 “Change in Control” means the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person or group” (as such term is used in Section 13(d) or 14(d) of the Exchange Act) following the Effective Date, immediately after which such person or group first has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.10(a), the acquisition of Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person, the majority of the voting power, voting equity securities, or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or any Permitted Holder, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if a majority of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that if the election, or nomination for election, by the Company’s stockholders, of any new Director was approved by a vote of at least two thirds (2⁄3) of the Incumbent Board, such new Director may, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual will be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, amalgamation, consolidation, or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

(a) the stockholders of the Company immediately before such Merger own, directly or indirectly, immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(c) no Person other than (1) the Company or any Permitted Holder, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or a Permitted Holder (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purposes, or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquires Beneficial Ownership of more than the threshold amount of the then-outstanding Voting Securities designated above as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities then-outstanding, increases the proportional number of securities that are Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then-outstanding Voting Securities that are Beneficially Owned by the Subject Person, then a Change in Control shall occur. For the avoidance of doubt, a direct or indirect change in control or other sale or disposition of securities of an entity that is a stockholder of the Company shall not, by itself, constitute a Change in Control.

2.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder.

2.12 “Committee” means the Compensation Committee of the Board or its designee. The Committee will administer the Plan and perform the functions set forth herein. If the Board elects, or if at any time no Committee has been specified, the term “Committee” will be deemed to refer to the Board.

2.13 “Company” means Sterling Check Corp., a Delaware corporation, or any successor thereto.

2.14 “Company Group” means the Company, the Company’s direct and indirect Subsidiaries, and any Related Companies.

2.15 “Corporate Transaction” means (a) a merger, amalgamation, consolidation, reorganization, recapitalization, or other similar change in the Company’s capital stock, (b) a liquidation or dissolution of the Company, or (c) a Change in Control.

2.16 “Director” means a member of the Board.

2.17 “Disability” means (unless otherwise provided in an Award Agreement or an employment agreement between the Participant and the Company or any Subsidiary) “Disability” as defined in the Company’s long term disability plan as in effect as of the date of the grant of the Award, or thereafter implemented or, if at any time no such plan exists, means a physical or mental disability that, in the good-faith determination of the Committee, renders the Participant incapable of performing his full-time duties for a period of six (6) months or more within any twelve (12) month period; provided, however, that to the extent necessary to comply with Section 409A of the Code, “disability” shall have meaning provided for “disabled” in Section 409A of the Code.

2.18 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.19 “Effective Date” means the date of approval of the Plan by the Board, subject to the approval of the Company’s stockholders.

2.20 “Eligible Individual” means each of the following individuals: (a) any Director or any officer or employee of the Company or any of its Subsidiaries, (b) any individual to whom the Company or one of its Subsidiaries has extended a formal, written offer of employment; provided, that a prospective employee may not receive any payment or exercise any right relating to an Award under the Plan until such person has commenced employment with any member of the Company Group, and (c) any natural person who is a consultant or advisor to the Company or one of its Subsidiaries and who provides bona fide services that are not in connection with the offer or sale of securities in a capital-raising transaction and are not directly or indirectly related to promoting or maintaining a market for the Company’s securities.

2.21 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

2.22 “Fair Market Value” means, as of any date (a) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Committee in its good faith discretion, or (b) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices. Notwithstanding the foregoing, with respect to Awards granted in connection with an Initial Public Offering, if any, unless the Committee determines otherwise, Fair Market Value will mean the price at which Shares are offered to the public by the underwriters in the Initial Public Offering.

2.23 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.24 “Initial Public Offering” means the consummation of the first public offering of Shares (or the equity securities of a successor corporation to or Subsidiary of the Company, or of a newly organized corporation formed for the purpose of effectuating such public offering) pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission.

2.25 “Nonemployee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.26 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27 “Option” means an option to purchase or acquire Shares in the Company in accordance with the terms of the Plan.

2.28 “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.29 “Other Share-Based Award” means an Award of Shares or otherwise denominated in Shares and granted pursuant to Section 5.6.

2.30 “Parent” means any corporation that is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.31 “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

2.32 “Performance Awards” means Performance Restricted Stock Awards, Performance Stock Units and Performance Units.

2.33 “Performance Objectives” means the objectives set forth in Section 5.5(d) for the purpose of determining, either alone or together with other conditions, the degree of vesting and payout of Performance Awards.

2.34 “Performance Period” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary, or a Division will be measured.

2.35 “Performance Restricted Stock Awards” means shares of Restricted Stock that are subject to one or more Performance Objectives.

2.36 “Performance Stock Units” means Performance Stock Units granted to an Eligible Individual pursuant to Section 5.5(a).

2.37 “Performance Units” means Performance Units granted to an Eligible Individual pursuant to Section 5.5(a).

2.38 “Permitted Holder” means (i) the Company or any of its Affiliates, (ii) any employee benefit plan(s) sponsored by the Company or any of its Affiliates, or (iii) any “person or group” (as such term is used in Sections 13(d) of the Exchange Act) that has Beneficial Ownership of at least forty percent (40%) of the combined voting power of the Company’s then-outstanding Voting Securities on the Effective Date on a fully diluted basis (taking into account all such securities that such “person or group” has the right to acquire pursuant to any option right, whether such right is exercisable immediately or only after the passage of time), and the respective controlled Affiliates of such “person or group; provided that any such ”person or group” shall cease to be a Permitted Holder when such “person or group” ceases to have Beneficial Ownership of at least forty percent (40%) of the combined voting power of the Company’s then-outstanding Voting Securities and shall not thereafter become a Permitted Holder.

2.39 “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.

2.40 “Plan” means this Sterling Check Corp. 2021 Omnibus Incentive Plan, as amended from time to time.

2.41 “Plan Termination Date” means the date that is ten (10) years after the Effective Date, or such earlier date on which the Board terminates the Plan pursuant to Section 10 hereof.

2.42 “Related Company” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a twenty percent (20%) beneficial ownership interest; provided, however, that with respect to the grant of any Award intended to be exempt from Section 409A of the Code pursuant to Treasury Regulation §1.409A-1(b)(5)(i), no entity shall constitute a Related Company unless the Company holds (directly or indirectly) a “controlling interest” in such entity, as defined in Treasury Regulation. §1.409A-1(b)(5)(iii)(E).

2.43 “Restricted Stock” means any award of Shares that is subject to vesting conditions pursuant to Section 5.3.

2.44 “Restricted Stock Units” or “RSUs” means a contractual right to receive the value of the underlying Share in cash, Shares, or a combination thereof pursuant to Section 5.4.

2.45 “SAR Payment Amount” has the meaning ascribed to such term in Section 5.2(d).

2.46 “Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

2.47 “Shares” means the shares of the Company’s common stock, par value $0.01 per share, and any other securities into which such shares are changed or for which such shares are exchanged.

2.48 “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 5.2 hereof.

2.49 “Subsidiary” means any corporation (or other legal entity) that is a subsidiary corporation (or would be a subsidiary corporation if such entity were a corporation) within the meaning of Section 424(f) of the Code with respect to the Company.

2.50 “Substitute Award” has the meaning set forth in Section 4.4

2.51 “Ten-Percent Stockholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary.

2.52 “Termination,” “Terminated,” or “Terminates” means (a) with respect to a Participant who is an employee, the date on which such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a consultant, the date on which such Participant ceases to provide consulting services to the Company and its Subsidiaries, and (c) with respect to a Participant who is a Director, the date on which such Participant ceases to serve on the Board or the board of directors of the Company’s applicable Subsidiary, in each case, for any reason whatsoever (including by reason of death, Disability, or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (i) if a Participant provides services to the Company Group in multiple capacities (e.g., as both an employee and a Director), such Participant will be deemed Terminated hereunder only upon a termination of such Participant’s service in all capacities, and (ii) if a Participant commences service with the Company Group in one capacity following a termination in another capacity (e.g., if a Participant who is an employee or a Director ceases to provide services in such capacity and becomes a consultant), such Participant will be deemed Terminated only following such Participant’s termination of service in his or her new capacity.

3.	Administration.

3.1 Authority and Acts of the Committee.

(a) Plan Administration. The Plan is administered by the Committee, and the Committee has all of the powers necessary to enable it to carry out its duties under the Plan properly. Subject to the express terms and conditions set forth herein, the Committee will have the power from time to time to (i) select those Eligible Individuals to whom Awards are granted under the Plan, the number of Shares or amount of cash in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award, including (x) in the case of Options, the Option Price and the term of the Option and (y) in the case of Stock Appreciation Rights, the Base Price and the term of the Stock Appreciation Right, (ii) make any amendment or modification to any Award Agreement (including by waiving any vesting or other conditions to which an Award is subject) consistent with the terms of the Plan and applicable law, and otherwise make the Plan fully effective; (iii) construe and interpret the Plan and the Awards granted hereunder and establish, amend, and revoke rules, regulations, and guidelines as it deems necessary or appropriate for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent that it deems necessary or advisable to carry out the intent of the Plan, including so that the Plan and the operation of the Plan comply with any applicable provision of Rule 16b-3 under the Exchange Act, the Code, and applicable law, and otherwise make the Plan fully effective; (iv) determine the duration and purposes for leaves of absence that may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan; (v) cancel, with the consent of the Participant or as otherwise permitted under the terms of the Plan, outstanding Awards; (vi) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and (vii) generally exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. The Committee’s interpretations and determinations are final, binding, and conclusive upon all Persons.

(b) Committee Composition. If the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee will consist of at least two (2) Directors, each of whom must be a Nonemployee Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director, but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, will be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.

(c) Delegation of Authority. Subject to applicable law, the Board or the Committee may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board or the Committee) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board or the Committee delegates any such authority to make Awards as provided by this Section 3.1, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto will be deemed to include the Board’s or the Committee’s delegate.

(d) Reservation of Authority by the Board. The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent that the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan will refer to the Board.

(e) Committee Meetings. The Committee will hold meetings when it deems necessary and will keep minutes of its meetings. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, will be the acts of the Committee.

3.2 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee is entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform Award Agreements or amendments thereto, as to the Eligible Individuals to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

3.3 Indemnification. No member of the Committee will be liable for any action, failure to act, determination, or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company will indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of, or otherwise dealing with any claim, cause of action, or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder; provided that no Committee member may settle any such claim without the written consent of the Board.

3.4 No Repricing of Options or Stock Appreciation Rights. The Committee has no authority to (i) make any adjustment (other than in connection with a Change in Capitalization, Corporate Transaction, or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment may be made, that reduces or would have the effect of reducing the exercise price of an Option or the Base Price of a Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation, replacement grants, or other means, or (ii) cancel for cash or other consideration any Option whose Option Price is greater than the then-current Fair Market Value of a Share or any Stock Appreciation Right whose Base Price is greater than the then-current Fair Market Value of a Share unless, in either case, the Company’s stockholders have approved such adjustment, amendment, or cancellation.

4.	Shares Subject to the Plan; Grant Limitations.

4.1 Aggregate Number of Shares Authorized for Issuance; Source of Shares. Subject to adjustment as provided in the Plan, (a) the maximum number of Shares that may be made the subject of Awards granted, and issued to Participants, under the Plan may not exceed 9,433,000 (the “Share Limit”); provided, that, the Share Limit shall be automatically increased on the first day of each calendar year commencing on January 1, 2022 and ending on January 1, 2030 in an amount equal to the lesser of (x) five percent (5%) of the total number of Shares outstanding on the last day of the immediately preceding calendar year, and (y) such number of Shares as determined by the Board, and (b) no more than 9,433,000 Shares may be issued upon the exercise of Incentive Stock Options. The Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares that have been reacquired by the Company and held by it as treasury shares.

4.2 Nonemployee Director Limit. The aggregate grant date fair value (as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” or any successor provision) of any Awards granted in any calendar year to an individual Nonemployee Director, together with the amount of cash compensation paid to such Nonemployee Director in that calendar year, shall not exceed (i) $1,000,000 in total value for the fiscal year in which the Nonemployee Director is first appointed to the Board or (ii) $750,000 in total value for any other fiscal year.

4.3 Calculating Shares Available. The Committee may determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a) Granted Awards. Except as provided in Section 4.3(b), the number of Shares available for Awards pursuant to this Section 4 will be reduced by the number of Shares in respect of which Awards are granted or denominated.

(b) Share Recycling. Other than with respect to Substitute Awards, any Shares that are subject to an Award will become available again for issuance pursuant to this Plan if the Shares (i) covered by the Award are not issued because the Award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are repurchased by the Company or an Affiliate following their issuance pursuant to any Award granted under the Plan for a price per Share that is less than or equal to the price per Share paid by the Participant to acquire such Shares, or (iii) relate to an Award that may be settled only in cash and is settled in cash. Notwithstanding the foregoing, the following Shares will not be added back (or with respect to Substitute Awards, will not be added) to the aggregate number of Shares available for issuance (x) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (y) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award.

4.4 Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for issuance under the Plan.

5.	Awards.

5.1 Options.

(a) General. The Committee is authorized to grant Options to Eligible Individuals in accordance with the Plan. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any of its Subsidiaries on the date on which the Incentive Stock Option is granted. The terms and conditions of each Option grant will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(b) Option Price. The Committee will determine the Option Price or the manner in which the Option Price is to be determined for Shares under each Option, which will be set forth in the Award Agreement; provided, however, that, except as otherwise provided by the Committee in the case of Substitute Awards, the Option Price may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date on which the Option is granted (or one hundred ten percent (110%) of the Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

(c) Maximum Duration. The Committee will determine the term of each Option granted hereunder; provided that an Incentive Stock Option may not be exercisable after the expiration of ten (10) years from its grant date (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option may not be exercisable after the expiration of ten (10) years from its grant date; provided further, however, that (i) unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the Option’s expiration, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the Option’s grant date, and (ii) if, at the time an Option (other than an Incentive Stock Option) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term will be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event may the period be extended beyond the earlier of the latest date on which the Option could have been exercised and the tenth (10th) anniversary of the grant date of the Option.

(d) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which an Option vests and becomes exercisable, and the conditions that must be satisfied (including performance conditions) for an Option to vest and become exercisable. To the extent not exercised, vested installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Option expires.

(e) Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the grant date) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or any of its Subsidiaries (in either case determined without regard to this Section 5.1(e)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options will be treated as Nonqualified Stock Options. When applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options that were intended to be Incentive Stock Options will be treated as Nonqualified Stock Options in reverse of the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

(f) Method of Exercise. The exercise of an exercisable Option will be made only by giving notice in the form and to the Person designated by the Committee, specifying the number of Shares subject to the Option to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Participant may pay the Option Price in any, or any combination of, the following forms: (i) a wire transfer of readily available funds in U.S. dollars or a certified bank check denominated in U.S. dollars, (ii) if permitted by applicable law and by the Committee or set forth in an Award Agreement, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee, or (iii) if permitted by applicable law and by the Committee or set forth in an Award Agreement, in the form of a transfer of other property (including Shares). Any Shares transferred to or withheld by the Company as payment of the Option Price under an Option, if so permitted pursuant to clause (ii) above, will be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option or by such other method required by applicable law. In addition, the Committee may provide for the payment of the Option Price through (x) Share withholding as a result of which the number of Shares issued upon exercise of an Option will be reduced by a number of Shares having an aggregate Fair Market Value equal to the aggregate Option Price due upon such exercise, or (y) a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. If requested by the Committee, the Participant will deliver the Award Agreement evidencing the Option to the Company, which will endorse thereon a notation of such exercise and return such Award Agreement to the Participant.

(g) Disposition of Incentive Stock Option Shares. If a Participant makes a disposition, within the meaning of Section 424(c) of the Code, of any Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two (2) year period commencing on the day after the grant date or within the one (1) year period commencing on the day after the date of exercise of such Incentive Stock Option, the Participant must, within ten (10) days following such disposition, notify the Company thereof by delivery of written notice to the Company at its principal executive office.

5.2 Stock Appreciation Rights.

(a) General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(b) Maximum Duration. The Committee will determine the term of each Stock Appreciation Right granted hereunder; provided that a Stock Appreciation Right may not be exercisable after the expiration of ten (10) years from its grant date; provided further, however, that (i) unless the Committee provides otherwise, a Stock Appreciation Right may, upon the death of the Participant prior to the Stock Appreciation Right’s expiration, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the Stock Appreciation Right’s grant date, and (ii) if, at the time a Stock Appreciation Right would otherwise expire at the end of its term, the exercise of the Stock Appreciation Right is prohibited by applicable law or the Company’s insider trading policy, the term will be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event may the period be extended beyond the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the tenth (10th) anniversary of the grant date of the Stock Appreciation Right.

(c) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which a Stock Appreciation Right vests and becomes exercisable, and the conditions that must be satisfied (including performance conditions) for a Stock Appreciation Right to vest and become exercisable. To the extent not exercised, vested installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Stock Appreciation Right expires.

(d) Amount Payable. Upon the exercise of a Stock Appreciation Right, the Participant will be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over, except as otherwise provided by the Committee in the case of Substitute Awards, the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised (the “SAR Payment Amount”).

(e) Method of Exercise. A Participant may exercise an exercisable Stock Appreciation Rights only by giving notice in the form and to the Person designated by the Committee, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.

(f) Form of Payment. Payment of the SAR Payment Amount may be made, in the discretion of the Committee, in the form of Shares having an aggregate Fair Market Value equal to the SAR Payment Amount, in cash, or in a combination thereof.

5.3 Restricted Stock.

(a) General. The Committee is authorized to grant Awards of Restricted Stock in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(b) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which Restricted Stock vests, and the conditions that must be satisfied (including, in the case of Restricted Stock intended to be a Performance Award, Performance Objectives and Performance Period) for Restricted Stock to vest.

(c) Restrictions on Transfer and Legend on Stock Certificate. Unless otherwise determined by the Committee, the Company will retain possession of certificates for Shares subject to an Award of Restricted Stock until all restrictions on such Shares have lapsed. Each certificate for Shares subject to an Award of Restricted Stock, unless held by the Company, will contain a legend giving appropriate notice of the restrictions in the Award. With respect to book entry Shares issued to a Participant, the Committee may cause appropriate stop-transfer instructions to be delivered to the account custodian, administrator, or the Company’s corporate secretary as determined by the Committee in its sole discretion. The Committee may determine that the Company will not issue certificates for Awards of Restricted Stock until all restrictions on such Shares have lapsed. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

5.4 Restricted Stock Units.

(a) General. The Committee is authorized to grant RSUs in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

(b) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which RSUs vest, and the conditions that must be satisfied for RSUs to vest.

(c) Settlement of RSUs. RSUs will be settled on the date(s) set forth in the Award Agreement in the form of Shares, cash equal to the Fair Market Value of the Shares that would have otherwise been delivered to the Participant (determined as of the date the Shares would have been delivered), or any combination thereof, as the Committee determines in its sole discretion.

5.5 Performance Awards.

(a) General. The Committee is authorized to grant Performance Awards in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement. Performance Awards may be in the form of:

(i) Performance Restricted Stock Awards. Performance Restricted Stock Awards are awards of Restricted Stock granted pursuant to Section 5.3 that are subject to vesting based on attainment of one or more Performance Objectives during a Performance Period specified in the applicable Award Agreement.

(ii) Performance Units. Performance Units are denominated in U.S. dollars and, to the extent earned, represent the right to receive payment as provided in Section 5.5(c) equal to the specified dollar amount in respect of each such Performance Unit or a percentage of such amount depending on the level of Performance Objective attained.

(iii) Performance Stock Units. Performance Stock Units are denominated in Shares and, to the extent earned, represent the right to receive payment as provided in Section 5.5(c) equal to the value of a Share for each such Performance Stock Unit or a percentage of such amount depending on the level of Performance Objective attained.

(b) Vesting. The Committee will determine and set forth in the applicable Award Agreement the time or times at which Performance Awards vest, and the conditions that must be satisfied for Performance Awards to vest, including the Performance Objectives that must be satisfied in order for the Performance Award to vest and the Performance Period within which such Performance Objectives must be satisfied and the circumstances under which the Performance Award will be forfeited.

(c) Payment of Awards. Payment to Participants in respect of vested Performance Stock Units or vested Performance Units will be made as soon as practicable after the Committee determines the level of achievement of the applicable Performance Objectives following the last day of the Performance Period to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion will determine at any time prior to such payment.

(d) Performance Objectives. “Performance Objectives” for any Performance Award shall mean any one or more performance criteria established by the Committee which, may individually, alternatively or in any combination, be based on the performance of the Company as a whole, a business unit, business segment or Division, or the Participant to whom the Performance Award is granted, in each case as specified by the Committee. Performance Objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

(i) Effect of Certain Events. The Committee may adjust the Performance Objectives in respect of a Performance Award to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period: (i) the gain, loss, income, or expense resulting from changes in accounting principles or laws that become effective during the Performance Period; (ii) the gain, loss, income, or expense reported by the Company with respect to the Performance Period that are extraordinary or unusual in nature, or infrequent in occurrence; (iii)

the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims or litigation, and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year; (vi) the impact of fluctuations in foreign currency exchange rates; or (vii) other extraordinary or unusual events as determined by the Committee. The events may relate to the Company as a whole or to any part of the Company’s Subsidiaries or Divisions, as determined by the Committee.

(ii) Determination of Performance. Prior to the vesting, payment, settlement, or lapsing of any restrictions with respect to any Performance Award, the Committee must determine whether the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Committee may, in its sole discretion, (i) reduce the amount of cash paid or the number of Shares issued or vested or in respect of which restrictions lapse, and (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award granted under this Section 5.5.

5.6 Other Share-Based Awards. The Committee is authorized to grant Other Share-Based Awards pursuant to the Plan, including Awards of fully vested Shares, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement.

5.7 Cash-Based Awards. The Committee is authorized to grant Cash-Based Awards in accordance with the Plan, the terms and conditions of which will be established by the Committee, in its discretion, and set forth in an Award Agreement. The Committee may determine the maximum duration of the Cash-Based Award, the amount payable pursuant to a Cash-Based Award, the time or times at which the Cash-Based Award vests, the conditions that must be satisfied for Cash-Based Award to vest and become payable, and such other provisions as determined by the Committee. Each Cash-Based Award will specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payments, if any, with respect to a Cash-Based Award may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion will determine at any time prior to such payment.

5.8 Settlement of Awards; Rights of Participants. Any Shares delivered pursuant to any Award will be subject to any such additional conditions, restrictions, and contingencies as the Committee may establish pursuant to the Plan and the applicable Award Agreement, in addition to the conditions set forth herein. The effectiveness of any Award or the issuance of any Shares in connection with the Award shall be subject to the Participant executing the Award Agreement evidencing the Award (which, in the case of an electronically distributed Award Agreement, shall be deemed to have been executed by an acknowledgement of receipt or in such other manner as the Committee may prescribe). No Participant will be deemed for any purpose to be the owner of any Shares subject to any Award (including, without limitation, for purposes of determining voting rights) unless and until (a) the Award is exercised or settled pursuant to the terms thereof (if applicable), (b) the Company issues and delivers the Shares (if certificated) or evidence of book entry Shares, to the Participant, a securities broker acting on behalf of the Participant, or such other nominee of the Participant, and (c) the Participant’s name, or the name of his or her broker or other nominee, is entered as a holder of record on the books of the Company. Awards may be exercised or settled for whole Shares only, and no fractional Shares may be issued pursuant to the Plan.

6.	Effect of a Termination; Transferability.

6.1 Termination. The Award Agreement evidencing the grant of each Award will set forth the terms and conditions that apply to such Award in connection with a Termination, as the Committee, in its discretion, determines at the time at which the Award is granted.

6.2 Transferability of Awards and Shares.

(a) Non-Transferability of Awards. Except as set forth in Section 6.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at any time thereafter, no Award may be (i) sold, transferred, or otherwise disposed of, (ii) pledged or otherwise hypothecated, or (iii) subject to attachment, execution, or levy of any kind, and any purported transfer, pledge, hypothecation, attachment, execution, or levy in violation of this Section 6.2 will be null and void. An Option (or any other Award subject to exercise) may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legal representative.

(b) Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and restrictions under any blue sky or state securities laws applicable to such Shares.

(c) Transfers by Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement, and the Company will not be required to recognize any such transfer unless and until the transferee, as a condition of such transfer, delivers to the Company a written instrument in the form and substance satisfactory to the Company confirming that such transferee agrees to be bound by all the terms and conditions of the Award, and (ii) the Participant’s estate or Beneficiary appointed in accordance with this Section 6.2(c) will remain liable for any taxes with respect to such Award that may be imposed by any federal, state, or local tax authority. References herein to a Participant, if relevant in the context, will include references to authorized transferees.

(d) Beneficiary Designation. To the extent permitted by applicable law, the Company may, from time to time, permit each Participant to name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise or settle any rights of the Participant under any Awards granted under the Plan in the event of the Participant’s death or legal incapacity before he or she receives any or all of such benefit or, if applicable, exercises or settles such Award. Each designation made by a Participant will revoke all prior designations by the same Participant, must be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, benefits under Award Agreements remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death will be paid to or exercised by the Participant’s estate.

7.	Adjustment upon Changes in Capitalization.

7.1 Committee Actions on a Change in Capitalization.

(a) Treatment of Awards. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to: (i) the Share Limit (or other securities or other property) that may thereafter be made the subject of Awards or be delivered under the Plan, (ii) the maximum number and class of Shares (or other securities) that may be issued upon exercise of Incentive Stock Options, (iii) outstanding Awards granted under the Plan with respect to the number and class of Shares or other stock or securities, cash or other property which are and thereafter will be subject to the Award, (iv) the purchase price or Option Price of a Share under any outstanding Option, the Base Price under any Stock Appreciation Right, or the measure to be used to determine the amount of the benefit payable on an Award, (v) the Performance Objectives applicable to outstanding Performance Awards, and (vi) any other adjustments the Committee determines to be equitable. The Company may, in its sole discretion, cause any direct or indirect Subsidiary or Affiliate to satisfy any cash-based obligations relating to adjustments made pursuant to this Section 7.1 including cash payments to the Participant.

(b) Modifications of Incentive Stock Options; Section 409A. Any such adjustment pursuant to this Section 7.1 (i) must be made in such a manner as not to constitute a modification as defined by Section 424(h)(3) of the Code of any Incentive Stock Option and only to the extent otherwise permitted by Sections 422 and 424 of the Code and (ii) with respect to any Award that is not subject to Section 409A of the Code, in a manner that would not subject the Award to Section 409A of the Code and, with respect to any Award that is subject to Section 409A of the Code, in a manner that complies with Section 409A of the Code and all regulations and other guidance issued thereunder.

7.2 Conditions Applicable to Awards in a Change in Capitalization. If, pursuant to an Award Agreement and by reason of a Change in Capitalization, a Participant becomes entitled to, or becomes entitled to exercise or settle an Award with respect to, new, additional, or different Shares or other securities of the Company or any other entity, such new, additional, or different Shares or other securities, as the case may be, will be subject to all of the conditions, restrictions, and performance criteria that applied to the Shares subject to the Award prior to such Change in Capitalization.

7.3 Treatment of Fractional Shares. Any adjustment provided under this Section 7 may provide for the elimination of any fractional Share that might otherwise become subject to an Award.

8.	Effect of Certain Transactions.

8.1 Treatment of Awards in Connection with a Corporate Transaction. Except as otherwise provided in the applicable Award Agreement, all outstanding Awards will terminate upon the consummation of a Corporate Transaction, unless provision is made in the sole discretion of the Committee in connection with such transaction for the assumption or continuation of such Awards by, or the substitution for such Awards with new awards of, the surviving successor, or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of Shares or other securities or property subject to such new awards, stock option and stock appreciation right exercise or base prices, and other terms of such new awards as the Committee determines.

Notwithstanding the foregoing, except as otherwise provided in the applicable Award Agreement, outstanding Awards may not be terminated upon the consummation of a Corporate Transaction unless holders of affected Awards are provided either (A) in the case of vested Options and Stock Appreciation Rights, including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Corporate Transaction, a period of at least fifteen (15) calendar days prior to the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights, or (B) in the case vested Awards, including those Awards that would become vested upon the consummation of the Corporate Transaction (and including vested Options and Stock Appreciation Rights that are not impacted by actions taken pursuant to clause (A) above), a payment (in cash, property, or securities (or a combination thereof) or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis consistent with the payment schedule for stockholders generally) in respect of each Share covered by the Award being canceled of an amount equal to the per-Share price to be paid or distributed to stockholders in the Corporate Transaction (less, in the case of Options, the Option Price, and in the case of Stock Appreciation Rights, the Base Price), in each case with the value of any non-cash or deferred consideration to be determined by the Committee in good faith. For the avoidance of doubt, if the amount determined for any Option or Stock Appreciation Right pursuant to clause (B) above is zero or less, the Option or Stock Appreciation Right may be canceled in connection with the consummation of the Corporate Transaction without any payment therefor.

8.2 Committee Actions Prior to a Corporate Transaction. Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any Corporate Transaction, subject to the applicable Award Agreement, the Committee may, in its sole and absolute discretion, effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction) (i) cause any or all unvested Awards to become fully vested and immediately exercisable (as applicable) and provide the holders of Options and Stock Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise such Options and Stock Appreciation Rights, or (ii) to the extent permitted by Section 409A of the Code, cancel any or all unvested Awards as of the consummation of the Corporate Transaction (x) for no consideration or (y) in exchange for a payment (in cash or other consideration as determined by the Committee in its discretion pursuant to this Section 8) in respect of each Share covered by the Award, or for Options and Stock Appreciation Rights being terminated, an amount equal to all or a portion of the excess, if any, of the per-Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash or deferred consideration to be determined by the Committee in good faith) over the Option Price of the Options or the Base Price of the Stock Appreciation Rights, which may be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction, or at such other time or times as the Committee may determine. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, upon or at any time prior to any Corporate Transaction (and such action may be contingent upon the occurrence of the Corporate Transaction), provide in the transaction agreement or otherwise for different treatment for Awards held by different Participants.

8.3 Participant Consent Not Required. Any action permitted under this Section 8 may be taken without the consent of any Participant.

8.4 Participant Obligations. In addition to the foregoing, in connection with any Corporate Transaction, prior to any payment or adjustment contemplated herein, the Committee may require a Participant to (A) represent and warrant as to the Participant’s unencumbered title to the Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, and (C) deliver customary transfer documentation as reasonably determined by the Committee, including a letter of transmittal or similar acknowledgment as a condition to receiving any payment in respect of his or her Awards in connection with a Corporate Transaction, in which case any Participant who has not returned any such letter or similar acknowledgment within the time period established by the Committee and with due regard for the requirements of Section 409A of the Code for returning any such letter or similar acknowledgement will forfeit his or her right to any payment, and his or her associated Award may be canceled without any payment therefor.

9.	Interpretation.

9.1 Section 16 Compliance. To the extent applicable, the Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee is required to interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule will be inoperative and will not affect the validity of the Plan.

9.2 Compliance with Section 409A and Section 457A. All Awards granted under the Plan are intended to be either exempt from Section 409A and Section 457A of the Code or, if subject to Section 409A or Section 457A of the Code, administered, operated, and construed in compliance therewith. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate, or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A or Section 457A of the Code or to be exempt from Section 409A or Section 457A of the Code. Any such action, once taken, will be deemed effective from the earliest date necessary to avoid a violation of Section 409A or Section 457A of the Code and will be final, binding, and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

10.	Termination and Amendment of the Plan or Modification of Awards.

10.1 Effective Date and Duration of the Plan. The Plan is effective on the Effective Date, subject to the approval of the Company’s stockholders within twelve (12) months after the Effective Date. The Plan will terminate on the Plan Termination Date, and no Award may be granted after that date. Notwithstanding any termination of the Plan, any Awards, and any terms and conditions applicable to any such Awards, granted prior to the Plan Termination Date will survive the termination of the Plan and continue to apply to such Awards.

10.2 Plan Amendment or Plan Termination. The Board may terminate the Plan at any time, and may at any time and from time to time amend, modify, or suspend the Plan; provided, however, that (a) no such amendment, modification, suspension, or termination may impair or alter the terms of any Awards theretofore granted under the Plan in a manner adverse to the Participant who holds such Awards, except with the consent of such Participant, nor may any amendment, modification, suspension, or termination deprive any Participant of any Shares acquired through or as a result of the Plan, except in either case, as the Board deems necessary or appropriate to comply with applicable law or the rules and regulations of any governmental authority, and (b) to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment will be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation, or exchange requirement.

10.3 Modification of Awards. No modification of an Award may impair or alter any rights or obligations under the Award in a manner adverse to the Participant who holds such Award, except with the consent of the Participant.

10.4 Participants Outside of the United States. Notwithstanding anything herein to the contrary, the Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order for such Award to conform to laws, regulations, and customs of the country in which the Participant is then a resident, or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, is comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 10.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law, regulation, or exchange requirement. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or are primarily employed or providing services outside the United States.

11.	Non-Exclusivity of the Plan.

The adoption of the Plan by the Board will not be construed as amending, modifying, or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under the Plan, and such arrangements may apply either generally or only in specific cases.

12.	Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan should be construed to (a) give any Person any right to be considered for the grant of an Award or to be granted an Award other than at the sole discretion of the Committee, (b) give any Person any rights whatsoever with respect to Shares except as explicitly provided in the Plan, (c) limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any Person at any time, or (d) be evidence of any agreement or understanding, express or implied, that the Company will pay any Person at any particular rate of compensation or for any particular period of time.

13.	Regulations and Other Approvals; Governing Law.

13.1 Governing Law. Except as to matters of federal law, the Plan and the rights of all Persons claiming hereunder should be construed and determined in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.

13.2 Compliance with Law.

(a) Sale or Delivery of Shares. The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan is subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and receiving all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) Modifications by the Board. The Board, without the consent of any Person, may make such changes to the Plan or any Award as it deems necessary or appropriate to comply with the rules and regulations of any government authority.

(c) Limitations for Securities Law Compliance. Each grant of an Award and the issuance of Shares in settlement of the Award is subject to compliance with all applicable federal, state, and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state, or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards will be, or will be deemed, granted, nor may any payment be made or Shares issued in respect thereof, in whole or in part, unless listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any Person exercising or settling an Award is required to make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

13.3 Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the disposition of Shares acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act, and is not otherwise exempt from registration thereunder, such Shares will be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to the receipt of such Shares, to represent, warrant, and covenant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The Company will appropriately amend, or have an appropriate legend placed on, the certificates evidencing any of such Shares to reflect their status as restricted securities as aforesaid.

14.	Miscellaneous.

14.1 Award Agreements. Each Award Agreement will be either (a) in writing in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.

14.2 Forfeiture Events; Clawback. Notwithstanding anything herein to the contrary, the Committee may specify in an Award Agreement or in any policy of the Company, whether adopted prior to or subsequent to the grant date of an Award, that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, regulation, or exchange requirement, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, each Award under the Plan will be subject to the terms of any clawback policy maintained by the Company or as required by law, regulation, or exchange requirement, as it may be amended from time to time.

14.3 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan.

14.4 Right of Offset. The Company has the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any undisputed outstanding amounts that the Participant then owes to the Company (including, without limitation, travel and entertainment, advance account balances, loans, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other employee programs), provided that the Participant is first offered the opportunity to pay cash for such outstanding amounts. Notwithstanding the foregoing, the Committee has no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan in respect of any Awards or in respect of any non-qualified deferred compensation amounts if such offset would subject the Participant to an additional tax imposed under Section 409A of the Code.

14.5 Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Stock, or other Awards. Without limiting the foregoing, unless otherwise provided in the Award Agreement, amounts payable in respect of dividends, dividend equivalents, or similar payments related to Shares subject to an Award may not be paid until the vesting, exercise, payment, settlement or other lapse of restrictions on the related Award.

14.6 Waiver of Claims. Each Participant who receives an Award recognizes and agrees that, before being selected by the Committee to receive an Award, he or she has no right to any benefits under such Award. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action, or omission hereunder or under any Award Agreement by the Committee, the Company, its Subsidiaries and Affiliates, or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Award Agreement for which his or her consent is expressly required by the express terms of the Award Agreement or the Plan).

14.7 Withholding of Taxes. The Company or any of its Subsidiaries may withhold from any payment of cash or distribution of Shares or other property to a Participant or any other person under the Plan an amount or number of Shares sufficient to cover any required tax withholding with respect to such payment or may take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, or settlement of any Award under the Plan. The Company or any of its Subsidiaries may require the payment of any such taxes in cash and require that any person furnish information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award. If approved in advance by the Committee and subject to applicable law, a Participant may, in satisfaction of his or her obligation to pay tax withholding in connection with the exercise, vesting, or other settlement of an Award, elect to (a) have withheld a portion of the Shares then issuable to him or her, (b) surrender Shares owned by the Participant prior to the exercise, vesting, or other settlement of an Award, in each case having an aggregate Fair Market Value equal to such tax withholding, or (c) utilize a cashless settlement procedure through a registered broker-dealer pursuant to such cashless settlement procedures that are, from time to time, deemed acceptable by the Committee.

14.8 Unfunded Plan. The Plan is unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company is not required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

14.9 Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

14.10 No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Company in writing prior to the making of such election. If a Participant, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.